Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED WARRANT AGREEMENT

This Amendment No. 1, dated as of March 26, 2010 (this “Amendment”), to the Amended and Restated Warrant Agreement, dated as of November 13, 2009 (the “Warrant Agreement”), by and between Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Warrant Agent”), is made by and between the Company and the Warrant Agent with reference to the following:

WHEREAS, the Company has issued and outstanding warrants to purchase 17,750,000 shares of its common stock, par value $0.0001 per share, the terms of which are governed by the Warrant Agreement (capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Warrant Agreement);

WHEREAS, the Company has determined to extend the Warrant Exercise Period upon the terms and conditions set forth herein;

WHEREAS, pursuant to Section 18 of the Warrant Agreement, the Company and the Warrant Agent may from time to time amend the Warrant Agreement without the approval of any holders of Warrant Certificates as the Company and the Warrant Agent may deem necessary or desirable so long as such amendment does not in any way adversely affect the interests of the holders of Warrant Certificates.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Warrant Agreement.

(a) Amendment. The definition of “Warrant Exercise Period” set forth in Section 6(a) of the Warrant Agreement shall be amended and restated in its entirety to read as follows:

“The “Warrant Exercise Period” shall commence (subject to Section 6(d) below), on November 13, 2009 and shall end on the earlier of:

(i) November 14, 2014; and

(ii) the Business Day preceding the date on which such Warrants are redeemed pursuant to Section 6(b) below or expire pursuant to Section 6(f) below;

provided that the Sponsors’ Warrants may not be exercised prior to the Transfer Restriction Termination Date.”

(b) Further Assurances. Subject to the terms and conditions of this Amendment and the Warrant Agreement, each of the parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Amendment and the Warrant Agreement and to effectuate and consummate the transactions contemplated hereby.

2. Miscellaneous.

(a) Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

(b) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

(c) Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Warrant Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

(d) Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile or PDF signature, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Freeman Lyle
Name: Freeman Lyle Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ John W. Comer, Jr.
Name: John W. Comer, Jr. Title: Vice President